                                                                    EXHIBIT 11
                                                                   PAGE 1 OF 3
                              THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE


                                                        THREE MONTHS ENDED              NINE MONTHS ENDED
                                                           SEPTEMBER 30,                  SEPTEMBER 30,
                                                     -------------------------     -------------------------
                                                        1996           1995           1996           1995
                                                     ----------     ----------     ----------     ----------
PRIMARY EPS
Weighted Average Shares Outstanding ..............    5,938,132      6,051,392      5,965,086      5,985,463
Weighted Average Options Outstanding (Table I) ...      391,573        313,259        398,041        262,114
Weighted Average Warrants Outstanding (Table II)..        9,911           --            4,918           --
                                                     ----------     ----------     ----------     ----------
Weighted Average Shares and Share Equivalents
    Outstanding ..................................    6,339,616      6,364,651      6,368,045      6,247,576
                                                     ==========     ==========     ==========     ==========

Net Income .......................................   $  345,000     $1,590,000     $4,132,000     $4,682,000
                                                     ==========     ==========     ==========     ==========

Earnings Per Common and Common Equivalent
   Share .........................................   $     0.05     $     0.25     $     0.65     $     0.75
                                                     ==========     ==========     ==========     ==========


FULLY-DILUTED EPS
Weighted Average Shares Outstanding ..............    5,938,132      6,051,392      5,965,086      5,985,463
Weighted Average Options Outstanding (Table I) ...      391,248        363,991        406,172        397,274
Weighted Average Warrants Outstanding
    (Table II) ...................................        9,911           --            4,918           --
                                                     ----------     ----------     ----------     ----------
Weighted Average Shares and Share Equivalents
    Outstanding ..................................    6,339,291      6,415,383      6,376,176      6,382,737
                                                     ==========     ==========     ==========     ==========

Net Income .......................................   $  345,000     $1,590,000     $4,132,000     $4,682,000
                                                     ==========     ==========     ==========     ==========

Earnings Per Common and Common Equivalent
   Share .........................................   $     0.05     $     0.25     $     0.65     $     0.73
                                                     ==========     ==========     ==========     ==========

                                                                    EXHIBIT 11
                                                                   PAGE 2 OF 3
                              THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

                TABLE I - WEIGHTED AVERAGE OPTIONS OUTSTANDING


                                                                THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                                  SEPTEMBER 30,                        SEPTEMBER 30,
                                                          ------------------------------      ------------------------------
                                                              1996              1995              1996              1995
                                                          ------------      ------------      ------------      ------------
PRIMARY EPS
Weighted Average Options Outstanding ..................      1,215,565         1,213,118         1,261,101         1,284,032

Anti-Dilution Adjustment ..............................           --              (2,490)             --            (542,747)
                                                          ------------      ------------      ------------      ------------
Adjusted Shares Outstanding ...........................      1,215,565         1,210,628         1,261,101           741,285
Average Exercise Price ................................   $      9.537      $      8.987      $     9.3545      $      5.717
                                                          ------------      ------------      ------------      ------------

Exercise Proceeds .....................................   $ 11,592,984      $ 10,879,626      $ 11,797,008      $  4,237,655
                                                          ============      ============      ============      ============

Average FMV Per Share During Period ...................   $    16.0595      $     13.358      $    15.5881      $     10.635
Shares Repurchased (limited to 20% of shares
     outstanding) .....................................       (722,240)         (814,496)         (744,668)         (398,474)
Shares Repurchased Assuming Utilization of Tax
     Benefit on Exercise of Non-Qualified Options (1)..       (102,077)          (82,873)         (110,261)          (80,697)
                                                          ------------      ------------      ------------      ------------
Total Shares Repurchased ..............................       (824,317)         (897,369)         (854,929)         (479,171)
                                                          ------------      ------------      ------------      ------------
Incremental Shares from Options .......................        391,248           313,259           406,172           262,114
                                                          ============      ============      ============      ============


FULLY-DILUTED EPS
Weighted Average Options Outstanding ..................      1,215,565         1,213,118         1,261,101         1,284,032
Anti-Dilution Adjustment ..............................           --                (603)             --                (353)
                                                          ------------      ------------      ------------      ------------
Adjusted Shares Outstanding ...........................      1,215,565         1,212,515         1,261,101         1,283,679
Average Exercise Price ................................   $      9.537      $      8.995      $     9.3545      $      8.639
                                                          ------------      ------------      ------------      ------------

Exercise Proceeds .....................................   $ 11,592,984      $ 10,906,517      $ 11,797,008      $ 11,089,164
                                                          ============      ============      ============      ============

FMV Per Share End of Period ...........................   $    16.0595 (2)  $      14.50      $    16.0595 (2)  $      14.50
Shares Repurchased (limited to 20% of shares
     outstanding) .....................................       (721,877)         (747,987)         (756,796)         (767,236)
Shares Repurchased Assuming Utilization of Tax
     Benefit on Exercise of Non-Qualified Options (1)..       (102,114)         (100,537)         (106,265)         (119,169)
                                                          ------------      ------------      ------------      ------------
Total Shares Repurchased ..............................       (823,991)         (848,524)         (863,061)         (886,405)
                                                          ------------      ------------      ------------      ------------
Incremental Shares from Options .......................        391,573           363,991           398,041           397,274
                                                          ============      ============      ============      ============



(1) Non-qualified options generate a tax deduction for the Company in the amount of the employee's taxable gain, if any, on exercise. The savings in taxes payable are also assumed to be used to purchase outstanding shares of common stock.

(2) FMV at end of period was less than the average FMV during the period. Average FMV per share was therefore used for fully-diluted computation.

                                                                    EXHIBIT 11
                                                                   PAGE 3 OF 3
                              THOMAS GROUP, INC.
             STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE

               TABLE II - WEIGHTED AVERAGE WARRANTS OUTSTANDING


                                                 THREE MONTHS ENDED                   NINE MONTHS ENDED
                                                    SEPTEMBER 30,                        SEPTEMBER 30,
                                          --------------------------------     --------------------------------
                                             1996                1995             1996               1995
                                          ----------        --------------     ----------        --------------
PRIMARY EPS
Weighted Average Warrants Outstanding..      175,000               175,000        175,000               175,000
Exercise Price ........................   $    15.15        $        15.15     $    15.15        $        15.15
                                          ----------        --------------     ----------        --------------
Exercise Proceeds .....................   $2,651,250        $    2,651,250     $2,651,250        $    2,651,250
                                          ==========        ==============     ==========        ==============

Average FMV Per Share During Period ...   $  16.0595        $       13.358     $  15.5881        $       10.635
Shares Repurchased ....................      165,089                  --          170,082                  --
                                          ----------        --------------     ----------        --------------
Incremental Shares from Warrants ......        9,911                  --            4,918                  --
                                          ==========        ==============     ==========        ==============


FULLY-DILUTED EPS
Weighted Average Warrants Outstanding..      175,000               175,000        175,000               175,000
Exercise Price ........................   $    15.15        $        15.15     $    15.15        $        15.15
                                          ----------        --------------     ----------        --------------
Exercise Proceeds .....................   $2,651,250        $    2,651,250     $2,651,250        $    2,651,250
                                          ==========        ==============     ==========        ==============

FMV Per Share End of Period ...........   $  15.5881(1)     $        14.50     $  15.5881(1)     $        14.50
Shares Repurchased ....................      165,089                  --          170,082                  --
                                          ----------        --------------     ----------        --------------
Incremental Shares from Warrants ......        9,911                  --            4,918                  --
                                          ==========        ==============     ==========        ==============



(1) FMV at end of period was less than the average FMV during the period. Average FMV per share was therefore used for fully-diluted computation.